Filed Pursuant to Rule 424(b)(2)
Registration Nos. 333-268718 and 333-268718-01
This pricing supplement, which is not complete and may be changed, relates to an effective Registration Statement under the Securities Act of 1933. This pricing supplement and the accompanying product supplement, prospectus supplement and prospectus are not an offer to sell these Securities in any country or jurisdiction where such an offer would not be permitted.

Preliminary Pricing Supplement

Subject To Completion, dated November 21, 2025
(To Prospectus dated December 30, 2022,
Series A Prospectus Supplement dated December 30, 2022 and
Product Supplement No. WF-1 dated March 8, 2023)

BofA Finance LLC Medium-Term Notes, Series A Fully and Unconditionally Guaranteed by Bank of America Corporation

Market Linked Securities—Auto-Callable with Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Class A Common Stock of Alphabet Inc., the Common Stock of Amazon.com, Inc. and the Common Stock of Apple Inc. due November 29, 2029

■   Linked to the Lowest Performing of the Class A common stock of Alphabet Inc., the common stock of Amazon.com, Inc. and the common stock of Apple Inc. (each referred to as an “Underlying Stock”)
■   Unlike ordinary debt securities, the Securities do not pay interest, do not repay a fixed amount of principal at maturity and are subject to potential automatic call upon the terms described below. Whether the Securities are automatically called for a fixed call premium or, if not automatically called, the maturity payment amount, will depend, in each case, on the stock closing price of the Lowest Performing Underlying Stock on the relevant Call Date. The Lowest Performing Underlying Stock on any Call Date is the Underlying Stock that has the lowest stock closing price on that Call Date as a percentage of its Starting Price
■   Automatic Call.  If the stock closing price of the Lowest Performing Underlying Stock on any Call Date is greater than or equal to its Starting Price, the Securities will be automatically called for the principal amount plus the Call Premium applicable to that Call Date. The Call Premium applicable to each Call Date will be a percentage of the principal amount that increases for each Call Date based on a simple (non-compounding) return of at least approximately 25.75% per annum (to be determined on the Pricing Date). Please see "Terms of the Securities—Call Dates and Call Premiums" below for the call dates and call premiums
■   Maturity Payment Amount. If the Securities are not automatically called, you will receive a Maturity Payment Amount that could be equal to or less than the principal amount per Security depending on the stock closing price of the Lowest Performing Underlying Stock on the Final Calculation Day as follows:
■
If the stock closing price of the Lowest Performing Underlying Stock on the Final Calculation Day is less than its Starting Price, but greater than or equal to its Threshold Price, you will receive the principal amount of your Securities
■
If the stock closing price of the Lowest Performing Underlying Stock on the Final Calculation Day is less than its Threshold Price, you will have full downside exposure to the decrease in the price of the Lowest Performing Underlying Stock from its Starting Price, and you will lose more than 40%, and possibly all, of the principal amount of your Securities.
■   The Threshold Price for each Underlying Stock is 60% of its Starting Price
■   Investors may lose a significant portion, or all, of the principal amount
■   Your return on the Securities will depend solely on the performance of the Underlying Stock that is the Lowest Performing Underlying Stock on each Call Date. You will not benefit in any way from the performance of the better performing Underlying Stocks. Therefore, you will be adversely affected if any Underlying Stock performs poorly, even if the other Underlying Stocks perform favorably
■   Any positive return on the Securities will be limited to the applicable Call Premium, even if the stock closing price of the Lowest Performing Underlying Stock on the applicable Call Date significantly exceeds its Starting Price. You will not participate in any appreciation of any Underlying Stock beyond the applicable fixed Call Premium
■   All payments on the Securities are subject to the credit risk of BofA Finance LLC (“BofA Finance”), as issuer of the Securities, and Bank of America Corporation (“BAC” or the “Guarantor”), as guarantor of the Securities
■   Securities will not be listed on any securities exchange

The initial estimated value of the Securities as of the Pricing Date is expected to be between $904.25 and $974.25 per Security, which is less than the public offering price listed below. The actual value of your Securities at any time will reflect many factors and cannot be predicted with accuracy. See “Selected Risk Considerations” beginning on page PS-9 of this pricing supplement and “Structuring the Securities” on page PS-22 of this pricing supplement for additional information.
The Securities have complex features and investing in the Securities involves risks not associated with an investment in conventional debt securities. Potential purchasers of the Securities should consider the information in “Selected Risk Considerations” beginning on page PS-9 herein and “Risk Factors” beginning on page PS-5 of the accompanying product supplement, page S-6 of the accompanying prospectus supplement, and page 7 of the accompanying prospectus.
None of the Securities and Exchange Commission (the “SEC”), any state securities commission, or any other regulatory body has approved or disapproved of these Securities or determined if this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
	Public offering price	Underwriting Discount(1)(2)	Proceeds, before expenses, to BofA Finance
Per Security	$1,000.00	$15.75	$984.25
Total
(1) Wells Fargo Securities, LLC and BofA Securities, Inc. are the selling agents for the distribution of the Securities and are acting as principal. See “Terms of the Securities—Selling Agents” in this pricing supplement for further information.
(2) In addition, in respect of certain Securities sold in this offering, BofA Securities, Inc. or one of its affiliates may pay a fee of up to $3.00 per Security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the Securities to other securities dealers.
Wells Fargo Securities

Market Linked Securities—Auto-Callable with Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Class A Common Stock of Alphabet Inc., the Common Stock of Amazon.com, Inc. and the Common Stock of Apple Inc. due November 29, 2029

Terms of the Securities
Issuer:	BofA Finance LLC.
Guarantor:	BAC.
Underlying Stocks:
The Class A common stock of Alphabet Inc. (Nasdaq Global Select Market symbol: “GOOGL”), the common stock of Amazon.com, Inc. (Nasdaq Global Select Market symbol: “AMZN”) and the common stock of Apple Inc. (Nasdaq Global Select Market symbol: “AAPL”).

Pricing Date*:	November 26, 2025.
Issue Date*:	December 2, 2025.
Maturity Date*:
November 29, 2029, subject to postponement as described below in “—Market Disruption Events and Postponement Provisions”. The Securities are not subject to repayment at the option of any holder of the Securities prior to the Maturity Date.

Denominations:	$1,000 and any integral multiple of $1,000. References in this pricing supplement to a “Security” are to a Security with a principal amount of $1,000.
Automatic Call:
If the stock closing price of the Lowest Performing Underlying Stock on any Call Date is greater than or equal to its Starting Price, the Securities will be automatically called, and on the related Call Settlement Date you will be entitled to receive a cash payment per Security in U.S. dollars equal to the principal amount per Security plus the Call Premium applicable to the relevant Call Date. The last Call Date is the Final Calculation Day, and payment upon an automatic call on the Final Calculation Day, if applicable, will be made on the Maturity Date.
Any positive return on the Securities will be limited to the applicable Call Premium, even if the stock closing price of the Lowest Performing Underlying Stock on the applicable Call Date significantly exceeds its Starting Price. You will not participate in any appreciation of any Underlying Stock beyond the applicable Call Premium.
If the Securities are automatically called, they will cease to be outstanding on the related Call Settlement Date and you will have no further rights under the Securities after such Call Settlement Date. You will not receive any notice from us if the Securities are automatically called.

Call Dates* and Call Premiums:
The Call Premium applicable to each Call Date will be a percentage of the principal amount that increases for each Call Date based on a simple (non-compounding) return of at least approximately 25.75% per annum (to be determined on the Pricing Date).
The actual Call Premium and payment per Security upon an automatic call that are applicable to each Call Date will be determined on the Pricing Date and will be at least the amounts specified in the table below.
Call Date
Call Premium
Payment per Security upon an Automatic Call
December 2, 2026
At least 25.750% of the principal amount
At least $1,257.50
January 4, 2027
At least 27.896% of the principal amount
At least $1,278.96
February 2, 2027
At least 30.042% of the principal amount
At least $1,300.42
March 2, 2027
At least 32.188% of the principal amount
At least $1,321.88
April 2, 2027
At least 34.333% of the principal amount
At least $1,343.33
May 3, 2027
At least 36.479% of the principal amount
At least $1,364.79
June 2, 2027
At least 38.625% of the principal amount
At least $1,386.25
July 2, 2027
At least 40.771% of the principal amount
At least $1,407.71
August 2, 2027
At least 42.917% of the principal amount
At least $1,429.17
September 2, 2027
At least 45.063% of the principal amount
At least $1,450.63
October 4, 2027
At least 47.208% of the principal amount
At least $1,472.08
November 2, 2027
At least 49.354% of the principal amount
At least $1,493.54
December 2, 2027
At least 51.500% of the principal amount
At least $1,515.00

Market Linked Securities—Auto-Callable with Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Class A Common Stock of Alphabet Inc., the Common Stock of Amazon.com, Inc. and the Common Stock of Apple Inc. due November 29, 2029

January 3, 2028
At least 53.646% of the principal amount
At least $1,536.46
February 2, 2028
At least 55.792% of the principal amount
At least $1,557.92
March 2, 2028
At least 57.938% of the principal amount
At least $1,579.38
April 3, 2028
At least 60.083% of the principal amount
At least $1,600.83
May 2, 2028
At least 62.229% of the principal amount
At least $1,622.29
June 2, 2028
At least 64.375% of the principal amount
At least $1,643.75
July 3, 2028
At least 66.521% of the principal amount
At least $1,665.21
August 2, 2028
At least 68.667% of the principal amount
At least $1,686.67
September 5, 2028
At least 70.813% of the principal amount
At least $1,708.13
October 2, 2028
At least 72.958% of the principal amount
At least $1,729.58
November 2, 2028
At least 75.104% of the principal amount
At least $1,751.04
December 4, 2028
At least 77.250% of the principal amount
At least $1,772.50
January 2, 2029
At least 79.396% of the principal amount
At least $1,793.96
February 2, 2029
At least 81.542% of the principal amount
At least $1,815.42
March 2, 2029
At least 83.688% of the principal amount
At least $1,836.88
April 3, 2029
At least 85.833% of the principal amount
At least $1,858.33
May 2, 2029
At least 87.979% of the principal amount
At least $1,879.79
June 4, 2029
At least 90.125% of the principal amount
At least $1,901.25
July 2, 2029
At least 92.271% of the principal amount
At least $1,922.71
August 2, 2029
At least 94.417% of the principal amount
At least $1,944.17
September 4, 2029
At least 96.563% of the principal amount
At least $1,965.63
October 2, 2029
At least 98.708% of the principal amount
At least $1,987.08
November 2, 2029
At least 100.854% of the principal amount
At least $2,008.54
November 26, 2029
At least 103.000% of the principal amount
At least $2,030.00
We refer to November 26, 2029 as the “Final Calculation Day.”
The Call Dates are subject to postponement as described below in “—Market Disruption Events and Postponement Provisions”.

Call Settlement Date:
Three business days after the applicable Call Date (as each such Call Date may be postponed as described below in “—Market Disruption Events and Postponement Provisions”, if applicable); provided that the Call Settlement Date for the last Call Date is the Maturity Date.

Maturity Payment Amount:
If the Securities are not automatically called, you will be entitled to receive on the Maturity Date a cash payment per Security in U.S. dollars equal to the Maturity Payment Amount. The “Maturity Payment Amount” per Security will equal:
•   if the Ending Price of the Lowest Performing Underlying Stock on the Final Calculation Day is less than its Starting Price but greater than or equal to its Threshold Price:
         $1,000; or
•   if the Ending Price of the Lowest Performing Underlying Stock on the Final Calculation Day is less than its Threshold Price:
$1,000 × Performance Factor of the Lowest Performing Underlying Stock on the Final Calculation Day
If the Securities are not automatically called and the Ending Price of the Lowest Performing Underlying Stock on the Final Calculation Day is less than its Threshold Price, you will lose more than 40%, and possibly all, of the principal amount of your Securities on the Maturity Date.

Market Linked Securities—Auto-Callable with Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Class A Common Stock of Alphabet Inc., the Common Stock of Amazon.com, Inc. and the Common Stock of Apple Inc. due November 29, 2029

Lowest Performing Underlying Stock:
For any Call Date, the “Lowest Performing Underlying Stock” will be the Underlying Stock with the lowest Performance Factor on that Call Date.
Performance Factor:
With respect to an Underlying Stock on any Call Date, its stock closing price on such Call Date divided by its Starting Price (expressed as a percentage).
Stock Closing Price:
With respect to each Underlying Stock, stock closing price, closing price and adjustment factor have the meanings set forth under “General Terms of the Securities—Certain Terms for Securities Linked to an Underlying Stock—Certain Definitions” in the accompanying product supplement.
Starting Price:
   With respect to the Class A common stock of Alphabet Inc.: $         , its stock closing price on the Pricing Date.
   With respect to the common stock of Amazon.com, Inc.: $         , its stock closing price on the Pricing Date.
With respect to the common stock of Apple Inc.: $        , its stock closing price on the Pricing Date.
Ending Price:
With respect to each Underlying Stock, its stock closing price on the Final Calculation Day.
Threshold Price:
   With respect to the Class A common stock of Alphabet Inc.: $        , which is equal to 60% of its Starting Price.
   With respect to the common stock of Amazon.com, Inc.: $        , which is equal to 60% of its Starting Price.
With respect to the common stock of Apple Inc.: $        , which is equal to 60% of its Starting Price.
Market Disruption Events and Postponement Provisions:
Each Call Date (including the Final Calculation Day) is subject to postponement due to non-trading days and the occurrence of a market disruption event. In addition, the Maturity Date will be postponed if the Final Calculation Day is postponed and will be adjusted for non-business days. For more information regarding adjustments to the Call Dates and the Maturity Date, see “General Terms of the Securities—Consequences of a Market Disruption Event; Postponement of a Calculation Day—Securities Linked to Multiple Market Measures” and “—Payment Dates” in the accompanying product supplement. For purposes of the accompanying product supplement, each Call Date (including the Final Calculation Day) is a “calculation day” and each Call Settlement Date (including the Maturity Date) is a “payment date.” In addition, for information regarding the circumstances that may result in a market disruption event, see “General Terms of the Securities—Certain Terms for Securities Linked to an Underlying Stock—Market Disruption Events” in the accompanying product supplement.
Calculation Agent:
BofA Securities, Inc. (“BofAS”), an affiliate of BofA Finance.
Selling Agents:
BofAS and Wells Fargo Securities, LLC (“WFS”).
Under our distribution agreement with BofAS, BofAS will purchase the Securities from us as principal at the public offering price indicated on the cover of this pricing supplement, less the indicated underwriting discount. BofAS will sell the Securities to WFS at the public offering price of the Securities less a concession of up to $15.75 per Security. WFS may provide dealers, which may include Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of WFS’s affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), with a selling concession of up to $10.00 per Security. In addition to the concession allowed to WFA, WFS may pay up to $0.75 per Security to WFA as a distribution expense fee for each Security sold by WFA.
In addition, in respect of certain Securities sold in this offering, BofAS or its affiliates may pay a fee of up to $3.00 per Security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the Securities to other securities dealers.
WFS has advised us that if it, WFA or any of their affiliates makes a secondary market in the Securities at any time up to the Issue Date or during the four-month period following the Issue Date, the secondary market price offered by it, WFA or any of their affiliates will be increased by an amount reflecting a portion of the costs associated with selling, structuring and hedging the Securities that are included in the public offering price of the Securities. Because this portion of the costs is not fully deducted upon issuance, WFS has advised us that any secondary market price it, WFA or any of their affiliates offers during this period will be higher than it otherwise would be outside of this period, as any secondary market price offered outside of this period will reflect the full deduction of the costs as described above. WFS has advised us that the amount of this increase in the secondary market price will decline steadily to zero over this four-month period. If you hold the Securities through an account at WFS, WFA or any of their affiliates, WFS has advised us that it expects that this increase will also be reflected in the value indicated for the Securities on your brokerage account statement. If you hold your Securities through an

Market Linked Securities—Auto-Callable with Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Class A Common Stock of Alphabet Inc., the Common Stock of Amazon.com, Inc. and the Common Stock of Apple Inc. due November 29, 2029

account at a broker-dealer other than WFS, WFA or any of their affiliates, the value of the Securities on your brokerage account statement may be different than if you held your Securities at WFS, WFA or any of their affiliates.
Events of Default
and Acceleration:
If an Event of Default, as defined in the senior indenture relating to the Securities and in the section entitled “Description of Debt Securities of BofA Finance LLC—Events of Default and Rights of Acceleration; Covenant Breaches” on page 54 of the accompanying prospectus, with respect to the Securities occurs and is continuing, the amount payable to a holder of the Securities upon any acceleration permitted under the senior indenture will be equal to the amount described under the caption “Terms of the Securities—Maturity Payment Amount” above, calculated as though the date of acceleration were the Maturity Date of the Securities and as though the Final Calculation Day were the third trading day prior to the date of acceleration; provided that, if the event of default occurs on or prior to the Final Calculation Day (i.e., not during the period from after the Final Calculation Day to the original Maturity Date of the Securities), then the payment on the Securities will be determined as described above under the caption “—Automatic Call,” calculated as if the date of acceleration were the scheduled Call Settlement Date of the Securities and as though the next scheduled Call Date were three trading days prior to the date of acceleration, and in such a case, the calculation agent shall pro-rate the applicable Call Premium according to the period of time elapsed between the issue date of the Securities and the date of acceleration. For the avoidance of doubt, if the stock closing price of the Least Performing Underlying Stock as of the deemed Call Date is less than its Starting Price, the payment on the Securities will be calculated as set forth under "Terms of the Securities -- Maturity Payment Amount" above. In case of a default in the payment of the Securities, whether at their maturity or upon acceleration, the Securities will not bear a default interest rate.
Material Tax
Consequences:
For a discussion of the material U.S. federal income and estate tax consequences of the ownership and disposition of the Securities, see “U.S. Federal Income Tax Summary.”
CUSIP:
09711NEF3
* Subject to change

Market Linked Securities—Auto-Callable with Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Class A Common Stock of Alphabet Inc., the Common Stock of Amazon.com, Inc. and the Common Stock of Apple Inc. due November 29, 2029

Additional Information about BofA Finance, the Guarantor and the Securities
The terms and risks of the Securities are contained in this pricing supplement and in the following related product supplement, prospectus supplement and prospectus. Information included in this pricing supplement supersedes information in the product supplement, prospectus supplement and prospectus to the extent that it is different from that information. These documents can be accessed at the following links:
•	Product Supplement No. WF-1 dated March 8, 2023:
https://www.sec.gov/Archives/edgar/data/1682472/000119312523064044/d451936d424b2.htm
•	Series A MTN prospectus supplement dated December 30, 2022 and prospectus dated December 30, 2022:
https://www.sec.gov/Archives/edgar/data/1682472/000119312522315195/d409418d424b3.htm
These documents have been filed as part of a registration statement with the SEC, which may, without cost, be accessed on the SEC website at www.sec.gov or obtained from BofAS by calling 1-800-294-1322. Before you invest, you should read this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus for information about us, BAC and this offering. Any prior or contemporaneous oral statements and any other written materials you may have received are superseded by this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus. Certain terms used but not defined in this pricing supplement have the meanings set forth in the accompanying product supplement or prospectus supplement. Unless otherwise indicated or unless the context requires otherwise, all references in this document to “we,” “us,” “our,” or similar references are to BofA Finance, and not to BAC.
The Securities are our senior debt securities.  Any payments on the Securities are fully and unconditionally guaranteed by BAC. The Securities and the related guarantee are not insured by the Federal Deposit Insurance Corporation or secured by collateral.  The Securities will rank equally in right of payment with all of our other unsecured and unsubordinated obligations, except obligations that are subject to any priorities or preferences by law. The related guarantee will rank equally in right of payment with all of BAC’s other unsecured and unsubordinated obligations, except obligations that are subject to any priorities or preferences by law, and senior to its subordinated obligations. Any payments due on the Securities, including any repayment of the principal amount, will be subject to the credit risk of BofA Finance, as issuer, and BAC, as guarantor.

Market Linked Securities—Auto-Callable with Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Class A Common Stock of Alphabet Inc., the Common Stock of Amazon.com, Inc. and the Common Stock of Apple Inc. due November 29, 2029

Investor Considerations
The Securities are not appropriate for all investors. The Securities may be an appropriate investment for investors who:
■   believe that the stock closing price of the Lowest Performing Underlying Stock will be greater than or equal to its Starting Price on one of the Call Dates;
■   seek the potential for a fixed return if the Lowest Performing Underlying Stock has appreciated at all as of any of the Call Dates in lieu of full participation in any potential appreciation of any or all of the Underlying Stocks;
■   are willing to accept the risk that, if the stock closing price of the Lowest Performing Underlying Stock is less than its Starting Price on each Call Date, they will not receive any positive return on their investment in the Securities;
■   are willing to accept the risk that, if the Securities are not automatically called and the Ending Price of the Lowest Performing Underlying Stock on the Final Calculation Day is less than its Threshold Price, they will be fully exposed to the decline in the Lowest Performing Underlying Stock from its Starting Price and will lose more than 40%, and possibly all, of the principal amount of their Securities at maturity;
■   understand that the term of the Securities may be as short as approximately one year and that they will not receive a higher Call Premium payable with respect to a later Call Date if the Securities are called on an earlier Call Date;
■   understand that the return on the Securities will depend solely on the performance of the Underlying Stock that is the Lowest Performing Underlying Stock on each Call Date and that they will not benefit in any way from the performance of the better performing Underlying Stocks;
■   understand that the Securities are riskier than alternative investments linked to only one of the Underlying Stocks or linked to a basket composed of each Underlying Stock;
■   understand and are willing to accept the full downside risks of each Underlying Stock;
■   are willing to forgo interest payments on the Securities and dividends on the Underlying Stocks; and
■   are willing to hold the Securities until maturity.
The Securities may not be an appropriate investment for investors who:
■   seek a liquid investment or are unable or unwilling to hold the Securities to maturity;
■   require full payment of the principal amount of the Securities at maturity;
■   believe that the stock closing price of the Lowest Performing Underlying Stock will be less than its Starting Price on each Call Date;
■   seek a security with a fixed term;
■   are unwilling to accept the risk that, if the stock closing price of the Lowest Performing Underlying Stock is less than its Starting Price on each Call Date, they will not receive any positive return on their investment in the Securities;
■   are unwilling to accept the risk that the stock closing price of the Lowest Performing Underlying Stock on the Final Calculation Day may decline by more than 40% from its Starting Price to its Ending Price;
■   are unwilling to purchase securities with an estimated value as of the Pricing Date that is lower than the public offering price and that may be as low as the lower estimated value set forth on the cover page;
■   seek current income;
■   are unwilling to accept the risk of exposure to the Underlying Stocks;
■   seek exposure to a basket composed of each Underlying Stock or a similar investment in which the overall return is based on a blend of the performances of the Underlying Stocks, rather than solely on the Lowest Performing Underlying Stock;
■   seek exposure to the upside performance of any or each Underlying Stock beyond the applicable Call Premiums;
■   are unwilling to accept the credit risk of BofA Finance, as issuer, and BAC, as guarantor, to obtain exposure to the Underlying Stocks generally, or to obtain exposure to the Underlying Stocks that the Securities provide specifically; or
■   prefer the lower risk of conventional fixed income investments with comparable maturities issued by companies with comparable credit ratings.
The considerations identified above are not exhaustive. Whether or not the Securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the Securities in light of your particular circumstances. You should also review carefully “Selected Risk Considerations” herein and “Risk Factors” in each of the accompanying product supplement, prospectus supplement and prospectus for risks related to an investment in the Securities. For more information about the Underlying Stocks, please see the sections titled “The Class A Common Stock of Alphabet Inc.,”
“The Common Stock of Amazon.com, Inc.” and “The Common Stock of Apple Inc.” below.

Market Linked Securities—Auto-Callable with Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Class A Common Stock of Alphabet Inc., the Common Stock of Amazon.com, Inc. and the Common Stock of Apple Inc. due November 29, 2029

Determining Timing and Amount of Payment on the Securities
The timing and amount of the payment you will receive will be determined as follows:

Market Linked Securities—Auto-Callable with Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Class A Common Stock of Alphabet Inc., the Common Stock of Amazon.com, Inc. and the Common Stock of Apple Inc. due November 29, 2029

Selected Risk Considerations
The Securities have complex features and investing in the Securities will involve risks not associated with an investment in conventional debt securities. Your decision to purchase the Securities should be made only after carefully considering the risks of an investment in the Securities, including those discussed below, with your advisors in light of your particular circumstances. The Securities are not an appropriate investment for you if you are not knowledgeable about significant elements of the Securities or financial matters in general. You should carefully review the more detailed explanation of risks relating to the Securities in the “Risk Factors” sections beginning on page PS-5 of the accompanying product supplement, page S-6 of the accompanying prospectus supplement and page 7 of the accompanying prospectus.
Structure-related Risks
Your investment may result in a loss; there is no guaranteed return of principal. There is no fixed principal repayment amount on the Securities at maturity. If the Securities are not automatically called and the Ending Price of the Lowest Performing Underlying Stock is less than its Threshold Price, at maturity, you will lose 1% of the principal amount for each 1% that the Ending Price of the Lowest Performing Underlying Stock is less than its Starting Price. In that case, you will lose a significant portion or all of your investment in the Securities.
Any positive investment return on the Securities is limited. You will not participate in any increase in the prices of the Underlying Stocks. Any positive investment return is limited to the applicable Call Premium, if any, regardless of the extent to which the stock closing price of any Underlying Stock on any Call Date exceeds its Starting Price. In contrast, a direct investment in the Underlying Stocks would allow you to receive the benefit of any appreciation in their prices. Thus, any return on the Securities will not reflect the return you would realize if you actually owned those securities and received the dividends paid or distributions made on them. The return on the Securities may be less than a comparable investment directly in the Underlying Stocks. There is no guarantee that the Securities will be called for more than the principal amount, and it is possible you will not receive any positive return on the Securities.
The Securities do not bear interest. Unlike a conventional debt security, no interest payments will be paid over the term of the Securities, regardless of the extent to which the stock closing price of any Underlying Stock exceeds its Starting Price or Threshold Price on any Call Date.
The amount payable upon an automatic call or the Maturity Payment Amount, as applicable, will not reflect the prices of the Underlying Stocks other than on the Call Dates. The prices of the Underlying Stocks during the term of the Securities other than on the Call Dates will not affect payments on the Securities. Notwithstanding the foregoing, investors should generally be aware of the performance of the Underlying Stocks while holding the Securities, as the performance of the Underlying Stocks may influence the market value of the Securities. The calculation agent will determine whether the Securities will be automatically called, and will calculate the amount payable upon an automatic call or the Maturity Payment Amount, as applicable, by comparing only the Starting Price or Threshold Price, as applicable, to the stock closing price of the Lowest Performing Underlying Stock on the applicable Call Date. No other prices of the Underlying Stocks will be taken into account. As a result, if the Securities are not automatically called, and the Ending Price of the Lowest Performing Underlying Stock is less than its Threshold Price, you will receive less than the principal amount at maturity even if the price of each Underlying Stock was always above its Threshold Price prior to the Final Calculation Day.
The Securities are subject to a potential automatic call, which would limit your ability to receive further payment on the Securities. The Securities are subject to a potential automatic call. The Securities will be automatically called if, on any Call Date, the stock closing price of the Lowest Performing Underlying Stock is greater than or equal to its Starting Price. If the Securities are automatically called, you will be entitled to receive the principal amount and the applicable Call Premium with respect to the applicable Call Date, and no further amounts will be payable with respect to the Securities. In this case, you will lose the opportunity to receive payment of any higher Call Premium that otherwise would be payable after the date of the automatic call. If the Securities are called, you may be unable to invest in other securities with a similar level of risk that could provide a return that is similar to the Securities.
Because the Securities are linked to the lowest performing (and not the average performance) of the Underlying Stocks, you may not receive any return on the Securities and may lose a significant portion or all of your principal amount even if the stock closing price of one Underlying Stock is always greater than or equal to its Starting Price or Threshold Price. Your Securities are linked to the lowest performing of the Underlying Stocks, and a change in the price of one Underlying Stock may not correlate with changes in the price of the other Underlying Stock(s). The Securities are not linked to a basket composed of the Underlying Stocks, where the depreciation in the price of one Underlying Stock could be offset to some extent by the appreciation in the price of the other Underlying Stock(s). In the case of the Securities, the individual performance of each Underlying Stock would not be combined, and the depreciation in the price of one Underlying Stock would not be offset by any appreciation in the price of the other Underlying Stock(s). Even if the stock closing price of an Underlying Stock is at or above its Starting Price on a Call Date, the Securities will not be automatically called, and you will not receive the Call Premium with respect to that Call Date, if the stock closing price of the other Underlying Stock is below its Starting Price on that day. In addition, even if the Ending Price of an Underlying

Market Linked Securities—Auto-Callable with Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Class A Common Stock of Alphabet Inc., the Common Stock of Amazon.com, Inc. and the Common Stock of Apple Inc. due November 29, 2029

Stock is at or above its Threshold Price, you will lose a significant portion or all of your principal if the Ending Price of the Lowest Performing Underlying Stock is below its Threshold Price.
Your return on the Securities may be less than the yield on a conventional debt security of comparable maturity. Any return that you receive on the Securities may be less than the return you would earn if you purchased a conventional debt security with the same Maturity Date. As a result, your investment in the Securities may not reflect the full opportunity cost to you when you consider factors, such as inflation, that affect the time value of money.
A Call Settlement Date and the Maturity Date may be postponed if a Call Date is postponed. A Call Date (including the Final Calculation Day) with respect to an Underlying Stock will be postponed if the applicable originally scheduled Call Date is not a trading day with respect to any Underlying Stock or if the calculation agent determines that a market disruption event has occurred or is continuing with respect to that Underlying Stock on that Call Date. If such a postponement occurs with respect to a Call Date other than the Final Calculation Day, then the related Call Settlement Date will be postponed. If such a postponement occurs with respect to the Final Calculation Day, the Maturity Date will be the later of (i) the initial Maturity Date and (ii) three business days after the last Final Calculation Day as postponed.
Any payment on the Securities is subject to our credit risk and the credit risk of the Guarantor, and actual or perceived changes in our or the Guarantor’s creditworthiness are expected to affect the value of the Securities. The Securities are our senior unsecured debt securities. Any payment on the Securities will be fully and unconditionally guaranteed by the Guarantor. The Securities are not guaranteed by any entity other than the Guarantor. As a result, your receipt of the payment on an automatic call or the Maturity Payment Amount at maturity, as applicable, will be dependent upon our ability and the ability of the Guarantor to repay our respective obligations under the Securities on the applicable payment date, regardless of the stock closing price of the Lowest Performing Underlying Stock as compared to its Starting Price or Threshold Price, as applicable. No assurance can be given as to what our financial condition or the financial condition of the Guarantor will be at any time after the Pricing Date of the Securities. If we and the Guarantor become unable to meet our respective financial obligations as they become due, you may not receive the amount(s) payable under the terms of the Securities.
In addition, our credit ratings and the credit ratings of the Guarantor are assessments by ratings agencies of our respective abilities to pay our obligations. Consequently, our or the Guarantor’s perceived creditworthiness and actual or anticipated decreases in our or the Guarantor’s credit ratings or increases in the spread between the yield on our respective securities and the yield on U.S. Treasury securities (the “credit spread”) prior to the Maturity Date of your Securities may adversely affect the market value of the Securities. However, because your return on the Securities depends upon factors in addition to our ability and the ability of the Guarantor to pay our respective obligations, such as the prices of the Underlying Stocks, an improvement in our or the Guarantor’s credit ratings will not reduce the other investment risks related to the Securities.
We are a finance subsidiary and, as such, have no independent assets, operations or revenues. We are a finance subsidiary of the Guarantor, have no operations other than those related to the issuance, administration and repayment of our debt securities that are guaranteed by the Guarantor, and are dependent upon the Guarantor and/or its other subsidiaries to meet our obligations under the Securities in the ordinary course. Therefore, our ability to make payments on the Securities may be limited.
Valuation- and Market-related Risks
The public offering price you pay for the Securities will exceed their initial estimated value. The range of initial estimated values of the Securities that is provided on the cover page of this preliminary pricing supplement, and the initial estimated value as of the Pricing Date that will be provided in the final pricing supplement, are each estimates only, determined as of a particular point in time by reference to our and our affiliates’ pricing models. These pricing models consider certain assumptions and variables, including our credit spreads and those of the Guarantor, the Guarantor’s internal funding rate, mid-market terms on hedging transactions, expectations on interest rates, dividends and volatility, price-sensitivity analysis, and the expected term of the Securities. These pricing models rely in part on certain forecasts about future events, which may prove to be incorrect. If you attempt to sell the Securities prior to maturity, their market value may be lower than the price you paid for them and lower than their initial estimated value. This is due to, among other things, changes in the prices of the Underlying Stocks, changes in the Guarantor’s internal funding rate, and the inclusion in the public offering price of the underwriting discount and the hedging related charges, all as further described in "Structuring the Securities" below. These factors, together with various credit, market and economic factors over the term of the Securities, are expected to reduce the price at which you may be able to sell the Securities in any secondary market and will affect the value of the Securities in complex and unpredictable ways.
The initial estimated value does not represent a minimum or maximum price at which we, BAC, BofAS or any of our other affiliates or WFS or its affiliates would be willing to purchase your Securities in any secondary market (if any exists) at any time. The value of your Securities at any time after issuance will vary based on many factors that cannot be predicted with accuracy, including the performance of the Underlying Stocks, our and BAC’s creditworthiness and changes in market conditions.

Market Linked Securities—Auto-Callable with Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Class A Common Stock of Alphabet Inc., the Common Stock of Amazon.com, Inc. and the Common Stock of Apple Inc. due November 29, 2029

We cannot assure you that a trading market for your Securities will ever develop or be maintained. We will not list the Securities on any securities exchange. We cannot predict how the Securities will trade in any secondary market or whether that market will be liquid or illiquid.
The Securities are not designed to be short-term trading instruments, and if you attempt to sell the Securities prior to maturity, their market value, if any, will be affected by various factors that interrelate in complex ways, and their market value may be less than the principal amount. The following factors are expected to affect the value of the Securities: prices of the Underlying Stocks at such time; volatility of the Underlying Stocks; economic and other conditions generally; interest rates; dividend yields; exchange rate movements and volatility; our and the Guarantor’s financial condition and creditworthiness; and time to maturity.
Conflict-related Risks
Trading and hedging activities by us, the Guarantor and any of our other affiliates, including BofAS, and WFS and its affiliates, may create conflicts of interest with you and may affect your return on the Securities and their market value. We, the Guarantor or one or more of our other affiliates, including BofAS, and WFS and its affiliates, may buy or sell the shares of Underlying Stocks, or futures or options contracts on the Underlying Stocks, or other listed or over-the-counter derivative instruments linked to the Underlying Stocks. While we, the Guarantor or one or more of our other affiliates, including BofAS, and WFS and its affiliates, may from time to time own shares of the Underlying Stocks, we, the Guarantor and our other affiliates, including BofAS, and WFS and its affiliates, do not control the issuers of the Underlying Stocks (each, an "Underlying Stock Issuer") and have not verified any disclosure made by any Underlying Stock Issuer or any other company. We, the Guarantor or one or more of our other affiliates, including BofAS, or WFS and its affiliates, may execute such purchases or sales for our own or their own accounts, for business reasons, or in connection with hedging our obligations under the Securities. These transactions may present a conflict of interest between your interest in the Securities and the interests we, the Guarantor and our other affiliates, including BofAS, and WFS and its affiliates, may have in our or their proprietary accounts, in facilitating transactions, including block trades, for our or their other customers, and in accounts under our or their management. These transactions may adversely affect the prices of the Underlying Stocks in a manner that could be adverse to your investment in the Securities. On or before the Pricing Date, any purchases or sales by us, the Guarantor or our other affiliates, including BofAS or others on its behalf, and WFS and its affiliates (including for the purpose of hedging some or all of our anticipated exposure in connection with the Securities), may affect the prices of the Underlying Stocks. Consequently, the prices of the Underlying Stocks may change subsequent to the Pricing Date, which may adversely affect the market value of the Securities.
We, the Guarantor or one or more of our other affiliates, including BofAS, and WFS and its affiliates, also expect to engage in hedging activities that could affect the prices of the Underlying Stocks on the Pricing Date. In addition, these hedging activities, including the unwinding of a hedge, may decrease the market value of your Securities prior to maturity, and may affect the amounts to be paid on the Securities. We, the Guarantor or one or more of our other affiliates, including BofAS, and WFS and its affiliates, may purchase or otherwise acquire a long or short position in the Securities and may hold or resell the Securities. For example, BofAS may enter into these transactions in connection with any market making activities in which it engages. We cannot assure you that these activities will not adversely affect the prices of the Underlying Stocks, the market value of your Securities prior to maturity or the amounts payable on the Securities.
If WFS, BofAS or an affiliate of either selling agent participating as a dealer in the distribution of the Securities conducts hedging activities for us in connection with the Securities, such selling agent or participating dealer will expect to realize a projected profit from such hedging activities, and this projected profit will be in addition to any discount, concession or fee received in connection with the sale of the Securities to you. This additional projected profit may create a further incentive for the selling agents or participating dealers to sell the Securities to you.
There may be potential conflicts of interest involving the calculation agent, which is an affiliate of ours. We have the right to appoint and remove the calculation agent. One of our affiliates will be the calculation agent for the Securities and, as such, will make a variety of determinations relating to the Securities, including the amounts that will be paid on the Securities. Under some circumstances, these duties could result in a conflict of interest between its status as our affiliate and its responsibilities as calculation agent.
Underlying Stock-related Risks
Any payments on the Securities and whether the Securities are automatically called will depend upon the performance of the Underlying Stocks, and therefore the Securities are subject to the following risks, each as discussed in more detail in the accompanying product supplement.
●	The Securities may become linked to the common stock of a company other than an original Underlying Stock Issuer.

Market Linked Securities—Auto-Callable with Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Class A Common Stock of Alphabet Inc., the Common Stock of Amazon.com, Inc. and the Common Stock of Apple Inc. due November 29, 2029

●	We cannot control actions by an Underlying Stock Issuer.
●	We and our affiliates have no affiliation with any Underlying Stock Issuer and have not independently verified any public disclosure of information.
●	You have limited anti-dilution protection.
Tax-related Risks
The U.S. federal income and estate tax consequences of the Securities are uncertain, and may be adverse to a holder of the Securities.  See “U.S. Federal Income Tax Summary” below and “U.S. Federal Income Tax Summary” beginning on page PS-36 of the accompanying product supplement.

Market Linked Securities—Auto-Callable with Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Class A Common Stock of Alphabet Inc., the Common Stock of Amazon.com, Inc. and the Common Stock of Apple Inc. due November 29, 2029

Hypothetical Examples and Returns
The payout profile, hypothetical returns and examples below illustrate hypothetical payments upon an automatic call or at maturity for a $1,000 principal amount security on a hypothetical offering of securities under various scenarios, with the assumptions set forth in the table below. The terms used for purposes of these hypothetical examples do not represent the actual Starting Price or Threshold Price of any Underlying Stock. The hypothetical Starting Price of $100.00 for each Underlying Stock has been chosen for illustrative purposes only and does not represent the actual Starting Price of any Underlying Stock. The actual Starting Price and Threshold Price for each Underlying Stock will be determined on the Pricing Date and will be set forth under “Terms of the Securities” above. For historical data regarding the actual closing prices of the Underlying Stocks, see the historical information set forth herein. The payout profile, return table and examples below assume that an investor purchases the Securities for $1,000 per Security. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis. The actual amount you receive at stated maturity or upon automatic call and the resulting pre-tax total rate of return will depend on the actual terms of the Securities.
Hypothetical Call Premiums:
25.750% for the first Call Date, 27.896% for the second Call Date, 30.042% for the third Call Date, 32.188% for the fourth Call Date, 34.333% for the fifth Call Date, 36.479% for the sixth Call Date, 38.625% for the seventh Call Date, 40.771% for the eighth Call Date, 42.917% for the ninth Call Date, 45.063% for the tenth Call Date, 47.208% for the eleventh Call Date, 49.354% for the twelfth Call Date, 51.500% for the thirteenth Call Date, 53.646% for the fourteenth Call Date, 55.792% for the fifteenth Call Date, 57.938% for the sixteenth Call Date, 60.083% for the seventeenth Call Date, 62.229% for the eighteenth Call Date, 64.375% for the nineteenth Call Date, 66.521% for the twentieth Call Date, 68.667% for the twenty-first Call Date, 70.813% for the twenty-second Call Date, 72.958% for the twenty-third Call Date, 75.104% for the twenty-fourth Call Date, 77.250% for the twenty-fifth Call Date, 79.396% for the twenty-sixth Call Date, 81.542% for the twenty-seventh Call Date, 83.688% for the twenty-eighth Call Date, 85.833% for the twenty-ninth Call Date, 87.979% for the thirtieth Call Date, 90.125% for the thirty-first Call Date, 92.271% for the thirty-second Call Date, 94.417% for the thirty-third Call Date, 96.563% for the thirty-fourth Call Date, 98.708% for the thirty-fifth Call Date, 100.854% for the thirty-sixth Call Date and 103.000% for the thirty-seventh Call Date (assuming that a Call Premium is equal to the lowest possible Call Premium that will be determined on the Pricing Date)

Hypothetical Starting Price:	For each Underlying Stock, $100.00
Hypothetical Threshold Price:	For each Underlying Stock, $60.00 (60% of its hypothetical Starting Price)

Market Linked Securities—Auto-Callable with Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Class A Common Stock of Alphabet Inc., the Common Stock of Amazon.com, Inc. and the Common Stock of Apple Inc. due November 29, 2029

Hypothetical Payout Profile

Hypothetical Payment at Maturity
Least Performing Underlying
First Call Date
Thirteenth Call Date
Twenty Fifth Call Date
Final Call Date
Final Call Date (Call Premium: 103.00%)
Twenty Fifth Call Date (Call Premium: 77.25%)
Thirteenth Call Date (Call Premium: 51.50%)
First Call Date (Call Premium: 25.75%)
40% Contingent Downside Protection
Security Return
100%
50%
0%
-50%
-100%
-100%
-80%
-60%
-40%
-20%
0%
20%
40%
60%
Hypothetical Percentage Change in the Closing Value of the Least Performimg Underlying Stock from Pricing Date to Applicable Call Date

*Not all Call Dates reflected; reflects only the first, thirteenth, twenty fifth and final Call Dates for illustrative purposes only

Market Linked Securities—Auto-Callable with Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Class A Common Stock of Alphabet Inc., the Common Stock of Amazon.com, Inc. and the Common Stock of Apple Inc. due November 29, 2029

Hypothetical Returns
If the Securities are automatically called:

Hypothetical Call Date on which Securities are automatically called	Hypothetical payment per Security on related Call Settlement Date	Hypothetical pre-tax total rate of return
1st Call Date	$1,257.50	25.750%
2nd Call Date	$1,278.96	27.896%
3rd Call Date	$1,300.42	30.042%
4th Call Date	$1,321.88	32.188%
5th Call Date	$1,343.33	34.333%
6th Call Date	$1,364.79	36.479%
7th Call Date	$1,386.25	38.625%
8th Call Date	$1,407.71	40.771%
9th Call Date	$1,429.17	42.917%
10th Call Date	$1,450.63	45.063%
11th Call Date	$1,472.08	47.208%
12th Call Date	$1,493.54	49.354%
13th Call Date	$1,515.00	51.500%
14th Call Date	$1,536.46	53.646%
15th Call Date	$1,557.92	55.792%
16th Call Date	$1,579.38	57.938%
17th Call Date	$1,600.83	60.083%
18th Call Date	$1,622.29	62.229%
19th Call Date	$1,643.75	64.375%
20th Call Date	$1,665.21	66.521%
21st Call Date	$1,686.67	68.667%
22nd Call Date	$1,708.13	70.813%
23rd Call Date	$1,729.58	72.958%
24th Call Date	$1,751.04	75.104%
25th Call Date	$1,772.50	77.250%
26th Call Date	$1,793.96	79.396%
27th Call Date	$1,815.42	81.542%
28th Call Date	$1,836.88	83.688%
29th Call Date	$1,858.33	85.833%
30th Call Date	$1,879.79	87.979%
31st Call Date	$1,901.25	90.125%
32nd Call Date	$1,922.71	92.271%
33rd Call Date	$1,944.17	94.417%
34th Call Date	$1,965.63	96.563%
35th Call Date	$1,987.08	98.708%
36th Call Date	$2,008.54	100.854%
37th Call Date	$2,030.00	103.000%

Market Linked Securities—Auto-Callable with Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Class A Common Stock of Alphabet Inc., the Common Stock of Amazon.com, Inc. and the Common Stock of Apple Inc. due November 29, 2029

If the Securities are not automatically called:

Hypothetical Performance Factor of the Lowest Performing Underlying Stock on the Final Calculation Day(1)	Hypothetical Maturity Payment Amount per Security	Hypothetical pre-tax total rate of return
95.00%	$1,000.00	0.00%
90.00%	$1,000.00	0.00%
80.00%	$1,000.00	0.00%
70.00%	$1,000.00	0.00%
60.00%	$1,000.00	0.00%
59.00%	$590.00	-41.00%
50.00%	$500.00	-50.00%
25.00%	$250.00	-75.00%
0.00%	$0.00	-100.00%
(1)   The Performance Factor of the Lowest Performing Underlying Stock on the Final Calculation Day is equal to its Ending Price divided by its Starting Price (expressed as a percentage).
Hypothetical Examples Of Payment Upon An Automatic Call Or At Maturity
Example 1. The stock closing price of the Lowest Performing Underlying Stock on the first Call Date is greater than its Starting Price, and the Securities are automatically called on the first Call Date:
Class A Common Stock of Alphabet Inc.	Common Stock of Amazon.com, Inc.		Common Stock of Apple Inc.
Hypothetical Starting Price:	$100.00	$100.00	$100.00
Hypothetical stock closing price on first Call Date:	$150.00	$140.00	$130.00
Performance Factor on first Call Date (stock closing price on first Call Date divided by Starting Price):	150.00%	140.00%	130.00%
Step 1: Determine which Underlying Stock is the Lowest Performing Underlying Stock on the first Call Date.
In this example, the common stock of Apple Inc. has the lowest Performance Factor on the first Call Date and is, therefore, the Lowest Performing Underlying Stock on the first Call Date.
Step 2: Determine the payment upon automatic call.
Because the hypothetical stock closing price of the Lowest Performing Underlying Stock on the first Call Date is greater than its hypothetical Starting Price, the Securities are automatically called on the first Call Date and you will receive on the related Call Settlement Date the principal amount of your Securities plus a Call Premium of 25.75% of the principal amount. Even though the Lowest Performing Underlying Stock on the first Call Date appreciated by 30.00% from its Starting Price to its stock closing price on the first Call Date in this example, your return is limited to the Call Premium of 25.75% that is applicable to such Call Date.
On the Call Settlement Date, you would receive $1,257.50 per Security.
Example 2. The Securities are not automatically called prior to the last Call Date (the Final Calculation Day). The stock closing price of the Lowest Performing Underlying Stock on the Final Calculation Day is greater than its Starting Price, and the Securities are automatically called on the Final Calculation Day:
	Class A Common Stock of Alphabet Inc.	Common Stock of Amazon.com, Inc.	Common Stock of Apple Inc.
Hypothetical Starting Price:	$100.00	$100.00	$100.00
Hypothetical stock closing prices on Call Dates prior to the Final Calculation Day:	Various (all below Starting Price)	Various (all below Starting Price)	Various (all below Starting Price)
Hypothetical stock closing price on Final Calculation Day (i.e., the Ending Price):	$115.00	$110.00	$105.00
Performance Factor on Final Calculation Day (Ending Price divided by Starting Price):	115.00%	110.00%	105.00%

Market Linked Securities—Auto-Callable with Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Class A Common Stock of Alphabet Inc., the Common Stock of Amazon.com, Inc. and the Common Stock of Apple Inc. due November 29, 2029

Step 1: Determine which Underlying Stock is the Lowest Performing Underlying Stock on the Final Calculation Day.
In this example, the common stock of Apple Inc. has the lowest Performance Factor on the Final Calculation Day and is, therefore, the Lowest Performing Underlying Stock on the Final Calculation Day.
Step 2: Determine the payment upon automatic call.
Because the hypothetical stock closing price of the Lowest Performing Underlying Stock on each Call Date prior to the last Call Date (which is the Final Calculation Day) is less than its hypothetical Starting Price, the Securities are not called prior to the Final Calculation Day. Because the hypothetical stock closing price of the Lowest Performing Underlying Stock on the Final Calculation Day is greater than its hypothetical Starting Price, the Securities are automatically called on the Final Calculation Day and you will receive on the related Call Settlement Date (which is the Maturity Date) the principal amount of your Securities plus a Call Premium of 103.00% of the principal amount.
On the Call Settlement Date (which is the Maturity Date), you would receive $2,030.00 per Security.
Example 3. The Securities are not automatically called. The Ending Price of the Lowest Performing Underlying Stock on the Final Calculation Day is less than its Starting Price but greater than its Threshold Price and the Maturity Payment Amount is equal to the principal amount:
	Class A Common Stock of Alphabet Inc.	Common Stock of Amazon.com, Inc.	Common Stock of Apple Inc.
Hypothetical Starting Price:	$100.00	$100.00	$100.00
Hypothetical stock closing prices on Call Dates prior to the Final Calculation Day:	Various (all below Starting Price)	Various (all below Starting Price)	Various (all above Starting Price)
Hypothetical Ending Price:	$110.00	$115.00	$85.00
Hypothetical Threshold Price:	$60.00	$60.00	$60.00
Performance Factor on Final Calculation Day (Ending Price divided by Starting Price):	110.00%	115.00%	85.00%
Step 1: Determine which Underlying Stock is the Lowest Performing Underlying Stock on the Final Calculation Day.
In this example, the common stock of Apple Inc. has the lowest Performance Factor and is, therefore, the Lowest Performing Underlying Stock on the Final Calculation Day.
Step 2: Determine the Maturity Payment Amount based on the Ending Price of the Lowest Performing Underlying Stock on the Final Calculation Day.
Because the hypothetical stock closing price of the Lowest Performing Underlying Stock on each Call Date (including the Final Calculation Day) is less than its hypothetical Starting Price, the Securities are not automatically called. Because the hypothetical Ending Price of the Lowest Performing Underlying Stock on the Final Calculation Day is less than its hypothetical Starting Price, but greater than its hypothetical Threshold Price, you would receive the principal amount of your Securities at maturity.
On the Maturity Date, you would receive $1,000.00 per Security.
Example 4. The Securities are not automatically called. The Ending Price of the Lowest Performing Underlying Stock on the Final Calculation Day is less than its Threshold Price and the Maturity Payment Amount is less than the principal amount:
	Class A Common Stock of Alphabet Inc.	Common Stock of Amazon.com, Inc.	Common Stock of Apple Inc.
Hypothetical Starting Price:	$100.00	$100.00	$100.00
Hypothetical stock closing prices on Call Dates prior to the Final Calculation Day:	Various (all below Starting Price)	Various (all below Starting Price)	Various (all above Starting Price)
Hypothetical Ending Price:	$70.00	$50.00	$120.00
Hypothetical Threshold Price:	$60.00	$60.00	$60.00
Performance Factor on Final Calculation Day (Ending Price divided by Starting Price):	70.00%	50.00%	120.00%
Step 1: Determine which Underlying Stock is the Lowest Performing Underlying Stock on the Final Calculation Day.
In this example, the common stock of Amazon.com, Inc. has the lowest Performance Factor and is, therefore, the Lowest Performing Underlying Stock on the Final Calculation Day.

Market Linked Securities—Auto-Callable with Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Class A Common Stock of Alphabet Inc., the Common Stock of Amazon.com, Inc. and the Common Stock of Apple Inc. due November 29, 2029

Step 2: Determine the Maturity Payment Amount based on the Ending Price of the Lowest Performing Underlying Stock on the Final Calculation Day.
Because the hypothetical stock closing price of the Lowest Performing Underlying Stock on each Call Date (including the Final Calculation Day) is less than its hypothetical Starting Price, the Securities are not automatically called. Because the hypothetical Ending Price of the Lowest Performing Underlying Stock on the Final Calculation Day is less than its hypothetical Threshold Price, you would lose a portion of the principal amount of your Securities and receive the Maturity Payment Amount equal to:
= $1,000 × Performance Factor of the Lowest Performing Underlying Stock on the Final Calculation Day
= $1,000 × 50.00% = $500.00
On the Maturity Date, you would receive $500.00 per Security, resulting in a loss of 50.00%. As this example illustrates, if any Underlying Stock depreciates below its Threshold Price on the Final Calculation Day, you will incur a loss on the Securities at maturity, even if the other Underlying Stock has appreciated or has not declined below its respective Threshold Price.

Market Linked Securities—Auto-Callable with Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Class A Common Stock of Alphabet Inc., the Common Stock of Amazon.com, Inc. and the Common Stock of Apple Inc. due November 29, 2029

All disclosures contained in this pricing supplement regarding the Underlying Stocks and the Underlying Stock Issuers have been derived from publicly available sources. Because the Underlying Stocks are registered under the Securities Exchange Act of 1934, the Underlying Stock Issuers are required to periodically file certain financial and other information specified by the Securities and Exchange Commission (SEC). Information provided to or filed with the SEC by the Underlying Stock Issuers can be located through the SEC’s website at sec.gov by reference to the applicable CIK numbers set forth below. This document relates only to the offering of the Securities and does not relate to any offering of Underlying Stock or any other securities of the Underlying Stock Issuers. None of us, the Guarantor, BofAS or any of our other affiliates has made any due diligence inquiry with respect to the Underlying Stock Issuers in connection with the offering of the Securities. None of us, the Guarantor, BofAS or any of our other affiliates has independently verified the accuracy or completeness of the publicly available documents or any other publicly available information regarding the Underlying Stock Issuers and hence makes no representation regarding the same. Furthermore, there can be no assurance that all events occurring prior to the date of this document, including events that would affect the accuracy or completeness of these publicly available documents that could affect the trading prices of the Underlying Stocks, have been or will be publicly disclosed. Subsequent disclosure of any events or the disclosure of or failure to disclose material future events concerning an Underlying Stock Issuer could affect the price of the applicable Underlying Stock and therefore could affect your return on the Securities. The selection of the Underlying Stocks is not a recommendation to buy or sell the Underlying Stocks.
None of us, the Guarantor, BofAS or any of our other affiliates makes any representation to you as to the future performance of the Underlying Stocks. You should make your own investigation into the Underlying Stocks.

The Class A Common Stock of Alphabet Inc.
Alphabet Inc. operates as a holding company. The company, through its subsidiaries, provides web-based search, advertisements, maps, software applications, mobile operating systems, consumer content, enterprise solutions, commerce, and hardware products. This Underlying Stock trades on the Nasdaq Global Select Market under the symbol "GOOGL." The company's CIK number is 0001652044 and its SEC file number is 001-37580.
Historical Information
The following graph sets forth the daily historical performance of GOOGL in the period from January 2, 2020 through November 20, 2025. We obtained this historical data from Bloomberg L.P. We have not independently verified the accuracy or completeness of the information obtained from Bloomberg L.P. The horizontal line in the graph represents GOOGL’s hypothetical Threshold Price of $173.67, which is 60% of GOOGL’s hypothetical Starting Price of $289.45, which was its closing price on November 20, 2025. The actual Starting Price and Threshold Price will be determined on the Pricing Date.
This historical data on GOOGL is not necessarily indicative of the future performance of GOOGL or what the value of the Securities may be. Any historical upward or downward trend in the price of GOOGL during any period set forth above is not an indication that the price of GOOGL is more or less likely to increase or decrease at any time over the term of the Securities.
Before investing in the Securities, you should consult publicly available sources for the trading patterns and prices of GOOGL.

Market Linked Securities—Auto-Callable with Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Class A Common Stock of Alphabet Inc., the Common Stock of Amazon.com, Inc. and the Common Stock of Apple Inc. due November 29, 2029

The Common Stock of Amazon.com, Inc.
Amazon.com, Inc. is an online retailer that offers a wide range of products. The company’s products include books, music, computers, electronics and numerous other products. The company offers personalized shopping services, Web-based credit card payment, and direct shipping to customers. The company also operates a cloud platform offering services globally. This Underlying Stock trades on the Nasdaq Global Select Market under the symbol "AMZN." The company's CIK number is 0001018724 and its SEC file number is 000-22513.
Historical Information
The following graph sets forth the daily historical performance of AMZN in the period from January 2, 2020 through November 20, 2025. We obtained this historical data from Bloomberg L.P. We have not independently verified the accuracy or completeness of the information obtained from Bloomberg L.P. The horizontal line in the graph represents AMZN’s hypothetical Threshold Price of $130.284, which is 60% of AMZN’s hypothetical Starting Price of $217.14, which was its closing price on November 20, 2025. The actual Starting Price and Threshold Price will be determined on the Pricing Date.
This historical data on AMZN is not necessarily indicative of the future performance of AMZN or what the value of the Securities may be. Any historical upward or downward trend in the price of AMZN during any period set forth above is not an indication that the price of AMZN is more or less likely to increase or decrease at any time over the term of the Securities.
Before investing in the Securities, you should consult publicly available sources for the trading patterns and prices of AMZN.

Market Linked Securities—Auto-Callable with Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Class A Common Stock of Alphabet Inc., the Common Stock of Amazon.com, Inc. and the Common Stock of Apple Inc. due November 29, 2029

The Common Stock of Apple Inc.
Apple Inc. designs, manufactures, and markets smartphones, personal computers, tablets, wearables and accessories, and sells a variety of related accessories. The company also offers payment, digital content, cloud and advertising services. The company's customers are primarily in consumer, small & mid-sized business, education, enterprise and government markets worldwide. This Underlying Stock trades on the Nasdaq Global Select Market under the symbol "AAPL." The company's CIK number is 0000320193 and its SEC file number is 001-36743.
Historical Information
The following graph sets forth the daily historical performance of AAPL in the period from January 2, 2020 through November 20, 2025. We obtained this historical data from Bloomberg L.P. We have not independently verified the accuracy or completeness of the information obtained from Bloomberg L.P. The horizontal line in the graph represents AAPL’s hypothetical Threshold Price of $159.75, which is 60% of AAPL’s hypothetical Starting Price of $266.25, which was its closing price on November 20, 2025.  The actual Starting Price and Threshold Price will be determined on the Pricing Date.
This historical data on AAPL is not necessarily indicative of the future performance of AAPL or what the value of the Securities may be. Any historical upward or downward trend in the price of AAPL during any period set forth above is not an indication that the price of AAPL is more or less likely to increase or decrease at any time over the term of the Securities.
Before investing in the Securities, you should consult publicly available sources for the trading patterns and prices of AAPL.

Market Linked Securities—Auto-Callable with Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Class A Common Stock of Alphabet Inc., the Common Stock of Amazon.com, Inc. and the Common Stock of Apple Inc. due November 29, 2029

Structuring the Securities

The Securities are our debt securities, the return on which is linked to the performance of the Underlying Stocks. The related guarantee is BAC’s obligation. Any payments on the Securities, including payment of the Maturity Payment Amount, depend on the credit risk of BofA Finance and BAC and on the performance of the Underlying Stocks. As is the case for all of our and BAC’s respective debt securities, including our market-linked securities, the economic terms of the Securities reflect our and BAC’s actual or perceived creditworthiness at the time of pricing. In addition, because market-linked securities result in increased operational, funding and liability management costs to us and BAC, BAC typically borrows the funds under these types of securities at a rate, which we refer to in this pricing supplement as BAC’s internal funding rate, that is more favorable to BAC than the rate that it might pay for a conventional fixed or floating rate debt security. This generally relatively lower internal funding rate, which is reflected in the economic terms of the Securities, along with the fees and charges associated with market-linked securities, typically results in the initial estimated value of the Securities on the Pricing Date being less than their public offering price.
The initial estimated value range of the Securities is set forth on the cover page of this preliminary pricing supplement.  The final pricing supplement will set forth the initial estimated value of the Securities as of the Pricing Date.
In order to meet our payment obligations on the Securities, at the time we issue the Securities, we may choose to enter into certain hedging arrangements (which may include call options, put options or other derivatives) with BofAS or one of our other affiliates. The terms of these hedging arrangements are determined based upon terms provided by BofAS and its affiliates, and take into account a number of factors, including our and BAC’s creditworthiness, interest rate movements, the volatility of the Underlying Stocks, the tenor of the Securities and the hedging arrangements. The economic terms of the Securities and their initial estimated value depend in part on the terms of these hedging arrangements.
BofAS has advised us that the hedging arrangements will include hedging related charges, reflecting the costs associated with, and our affiliates’ profit earned from, these hedging arrangements. Since hedging entails risk and may be influenced by unpredictable market forces, actual profits or losses from these hedging transactions may be more or less than any expected amounts.
For further information, see “Selected Risk Considerations” beginning on page PS-9 above and “Use of Proceeds” on page 17 of the accompanying prospectus.

Market Linked Securities—Auto-Callable with Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Class A Common Stock of Alphabet Inc., the Common Stock of Amazon.com, Inc. and the Common Stock of Apple Inc. due November 29, 2029

U.S. Federal Income Tax Summary
You should consider the U.S. federal income and estate tax consequences of an investment in the Securities, including the following:
•	There is no statutory, judicial, or administrative authority directly addressing the characterization of the Securities.
•
You agree with us (in the absence of an administrative determination, or judicial ruling to the contrary) to characterize and treat the Securities for all tax purposes as single financial contracts with respect to the Underlying Stocks. In the opinion of Sidley Austin LLP, our tax counsel, the U.S. federal income tax characterization and treatment of the Securities described herein is a reasonable interpretation of current law.

•
Under this characterization and tax treatment of the Securities, a U.S. Holder (as defined on page 71 of the accompanying prospectus) generally will recognize capital gain or loss upon maturity or upon a sale, exchange or redemption of the Securities. This capital gain or loss generally will be long-term capital gain or loss if you held the Securities for more than one year.

•	No assurance can be given that the Internal Revenue Service (“IRS”) or any court will agree with this characterization and tax treatment.
•
Under current IRS guidance, withholding on “dividend equivalent” payments (as discussed in the accompanying product supplement), if any, will not apply to Securities that are issued as of the date of this pricing supplement unless such Securities are “delta-one” instruments. Based on our determination that the Securities are not delta-one instruments, Non-U.S. Holders should not be subject to withholding on dividend equivalent payments, if any, under the Securities.

•
Under current law, while the matter is not entirely clear, individual Non-U.S. Holders, and entities whose property is potentially includible in those individuals’ gross estates for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, the Securities are likely to be treated as U.S. situs property, subject to U.S. federal estate tax. These individuals and entities should consult their own tax advisors regarding the U.S. federal estate tax consequences of investing in the Securities.

You should consult your own tax advisor concerning the U.S. federal income tax consequences to you of acquiring, owning, and disposing of the Securities, as well as any tax consequences arising under the laws of any state, local, foreign, or other tax jurisdiction and the possible effects of changes in U.S. federal or other tax laws. You should review carefully the discussion under the section entitled “U.S. Federal Income Tax Summary” beginning on page PS-36 of the accompanying product supplement.